                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  June 18, 2003

................................................................................
                Date of Report (Date of earliest event reported)




                               Radix Marine, Inc.

.................................................................................
             (Exact name of registrant as specified in its charter)


          Nevada                                            001-15337
.................................................................................
(State or other jurisdiction     (Commission              (IRS Employer
   of incorporation)            File Number)             Identification No.)


                       9119 Ridgetop Boulevard, Suite 260

                          Silverdale, Washington 98383

................................................................................
         (Address of principal executive offices)      (Zip Code)

                                 (360) 692-6446

................................................................................
               Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Effective April 4, 2003 and pursuant to that certain Agreement and Plan of Merger (the "Agreement") of the same date by and among Modern MFG Services, Inc., a Nevada Corporation (the "Modern MFG"), Modern Acquisition, Inc., a Washington corporation ("Acquisition"), and Integrated Maritime Platforms International, Inc., a Washington corporation ("Integrated"), Acquisition merged into Integrated and Integrated became a wholly-owned subsidiary of Modern MFG. In connection with the consummation of the Agreement, Integrated shareholders acquired four million (4,000,000) shares of Modern MFG's common stock in exchange for four hundred thousand (400,000) shares of Integrated's common stock. Modern MFG did not acquire any assets as a result of this transaction. Modern MFG will close its offices and relocate to the offices at Integrated located at 9119 Ridgetop Boulevard, Suite 360, Silverdale, Washington 98383.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A) FINANCIAL STATEMENTS



                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                                        CONTENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                   Page
                                                                   ----

INDEPENDENT AUDITOR'S REPORT                                        F-2

FINANCIAL STATEMENTS

     Balance Sheets                                              F-3 - F-4

     Statements of Operations                                       F-5

     Statements of Shareholders' Deficit                            F-6

     Statements of Cash Flows                                    F-7 - F-9

     Notes to Financial Statements                              F-10 - F20

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Integrated Maritime Platforms International, Inc.


We have audited the accompanying balance sheet of Integrated Maritime Platforms International, Inc. as of December 31, 2002, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended, and for the period from April 9, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Maritime Platforms International, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, and for the period from April 9, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended December 31, 2002, the Company incurred a net loss of $303,658, and it had negative cash flows from operations of $219,138. In addition, the Company had an accumulated deficit of $313,284 at December 31, 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 5, 2003

                                     ASSETS

                                                  March 31,      December 31,
                                                    2003            2002
                                                    ----            ----
                                                (unaudited)
CURRENT ASSETS
     Accounts receivable .....................   $ 29,506         $ 55,620
     Prepaid expenses and other current assets     13,715            7,395
                                                 --------         --------

         Total current assets ................     43,221           63,015

COMPUTER EQUIPMENT ...........................      4,392             --
CONTRACT, net of accumulated amortization of
     $16,255 (unaudited) and $9,899 ..........    733,745          740,101
                                                 --------         --------

                    TOTAL ASSETS .............   $781,358         $803,116
                                                 ========         ========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                                    March 31,     December 31,
                                                                       2003           2002
                                                                       ----           ----
                                                                   (unaudited)
CURRENT LIABILITIES
     Book overdraft ............................................   $       400    $       875
     Accounts payable and accrued expenses, including
         $10,000 (unaudited) and 6,250 to a related party ......        94,314        135,546
     Current portion of notes payable - related parties ........       264,646        229,941
     Convertible notes payable - related party .................        20,000           --
                                                                   -----------    -----------

         Total current liabilities .............................       379,360        366,362

NOTES PAYABLE - RELATED PARTIES, net of current portion ........       741,083        746,037
                                                                   -----------    -----------

            Total liabilities ..................................     1,120,443      1,112,399
                                                                   -----------    -----------

COMMITMENTS

SHAREHOLDERS' DEFICIT
     Common stock, no par value
         20,000,000 shares authorized
         400,075 (unaudited) and 400,075 shares
            issued and outstanding .............................         4,001          4,001
     Accumulated deficit .......................................      (343,086)      (313,284)
                                                                   -----------    -----------

                Total shareholders' deficit ....................      (339,085)      (309,283)
                                                                   -----------    -----------

                     TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT   $   781,358    $   803,116
                                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.

          STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002, FOR THE PERIOD FROM APRIL 9, 2001 (INCEPTION) TO DECEMBER 31, 2001, AND FOR
                      THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                              For the
                                                                                            Period from
                                                                           For the         April 9, 2001
                                      For the Three Months Ended          Year Ended      (Inception) to
                                             March 31,                    December 31,      December 31,
                                            ---------
                                        2003              2002               2002              2001
                                        ----              ----               ----              ----
                                     (unaudited)       (unaudited)

REVENUES ...................         $  63,560        $   --          $  98,991        $   --

DIRECT COSTS ...............            31,756            --             59,287            --
                                     ---------        --------        ---------        --------

GROSS PROFIT ...............            31,804            --             39,704            --

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES            47,043          14,929          187,347           9,626

RESEARCH AND DEVELOPMENT
     EXPENSES ..............            12,328            --            140,122            --
                                     ---------        --------        ---------        --------

LOSS FROM OPERATIONS .......           (27,567)        (14,929)        (287,765)         (9,626)

INTEREST EXPENSE ...........            (2,235)           --            (15,893)           --
                                     ---------        --------        ---------        --------

NET LOSS ...................         $ (29,802)       $(14,929)       $(303,658)       $ (9,626)
                                     =========        ========        =========        ========

BASIC AND DILUTED LOSS PER
     SHARE .................         $   (0.07)       $  (0.28)       $   (1.75)       $  (0.16)
                                     =========        ========        =========        ========

WEIGHTED-AVERAGE NUMBER
     OF SHARES OUTSTANDING .           400,075          53,957          173,239          60,750
                                     =========        ========        =========        ========

   The accompanying notes are an integral part of these financial statements.

                               INTEGRATED MARITIME PLATFORMS INTERNATIONAL, INC.

          STATEMENTS OF SHAREHOLDERS' DEFICIT FOR THE YEAR ENDED DECEMBER 31, 2002, FOR THE PERIOD FROM APRIL 9, 2001 (INCEPTION) TO DECEMBER 31,
                 2001, AND FOR THE THREE MONTHS ENDED MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


                                            Common Stock                         Accumulated
                                               Shares            Amount            Deficit             Total

BALANCE, APRIL 9, 2001
    (INCEPTION)                                          -           $      -           $      -         $        -

COMMON STOCK ISSUED TO
    FOUNDERS                                        60,000                600                  -                600

COMMON STOCK ISSUED TO
    DEFER RENT PAYMENTS                                750                  8                  -                  8

NET LOSS                                                                                   (9,626)           (9,626)
                                                   -------           --------          ----------        ----------

BALANCE, DECEMBER 31,
    2001                                            60,750                608              (9,626)           (9,018)

COMMON STOCK ISSUED TO
    BOARD OF DIRECTORS AND
    RELATED PARTIES FOR
    SERVICES RENDERED                              339,325              3,393                                 3,393

NET LOSS                                                                                 (303,658)         (303,658)
                                                   -------           --------          ----------        ----------

BALANCE, DECEMBER 31,
    2002                                           400,075              4,001            (313,284)         (309,283)

NET LOSS (unaudited)                                                                      (29,802)          (29,802)
                                                   -------           --------          ----------        ----------

BALANCE, MARCH 31, 2002
    (UNAUDITED)                                    400,075           $  4,001          $ (343,086)       $ (339,085)
                                                   =======           ========          ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                               INTEGRATED MARITIME PLATFORMS INTERNATIONAL, INC.

          STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2002, FOR THE PERIOD FROM APRIL 9, 2001 (INCEPTION) TO DECEMBER 31, 2001, AND FOR
                      THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                            For the
                                                                                          Period from
                                                                          For the        April 9, 2001
                                         For the Three Months Ended      Year Ended      (Inception) to
                                                  March 31,              December 31,      December 31,
                                                 ---------
                                           2003              2002           2002              2001
                                           ----              ----           ----              ----
                                        (unaudited)       (unaudited)
CASH FLOWS FROM OPERATING
ACTIVITIES
    Net loss .......................   $    (29,802)   $    (14,929)   $   (303,658)   $     (9,626)
    Adjustments to reconcile net
      loss to net cash used in
      operating activities
        Issuance of common stock
           to founders .............           --              --              --               600
        Issuance of common stock
           to defer rent payments ..           --              --              --                 8
        Issuance of common stock
           to the Board of Directors
           and related parties for
           services rendered .......           --              --             3,393            --
        Amortization expense .......          6,356            --             9,899            --
        (Increase) decrease in
           Accounts receivable .....         26,114            --           (55,620)           --
           Prepaid expenses and
             other current assets ..         (6,320)           --            (7,395)           --
        Increase (decrease) in
           Accounts payable and
             accrued expenses ......        (41,232)         14,354         134,243           1,303
                                       ------------    ------------    ------------    ------------

Net cash used in operating
    activities .....................        (44,884)           (575)       (219,138)         (7,715)
                                       ------------    ------------    ------------    ------------


   The accompanying notes are an integral part of these financial statements.

                               INTEGRATED MARITIME PLATFORMS INTERNATIONAL, INC.

          STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2002, FOR THE PERIOD FROM APRIL 9, 2001 (INCEPTION) TO DECEMBER 31, 2001, AND FOR
                      THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                            For the
                                                                                          Period from
                                                                          For the        April 9, 2001
                                         For the Three Months Ended      Year Ended      (Inception) to
                                                  March 31,              December 31,      December 31,
                                                 ---------
                                           2003              2002           2002              2001
                                           ----              ----           ----              ----
                                        (unaudited)       (unaudited)
CASH FLOWS FROM INVESTING
ACTIVITIES
    Purchase of computer
      equipment ....................   $     (4,392)   $       --      $       --      $       --
                                       ------------    ------------    ------------    ------------

Net cash used in investing
    activities .....................         (4,392)           --              --              --
                                       ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING
ACTIVITIES
    Increase (decrease) in book
      overdraft ....................           (475)           --               875            --
    Proceeds from notes payable,
      related party ................         54,705             575         227,311           7,755
    Payments on notes payable,
      related party ................         (4,954)           --            (9,088)           --
                                       ------------    ------------    ------------    ------------

Net cash provided by financing
    activities .....................         49,276             575         219,098           7,755
                                       ------------    ------------    ------------    ------------

Net increase (decrease) in
    cash ...........................           --              --               (40)             40

CASH, BEGINNING OF PERIOD ..........           --                40              40            --
                                       ------------    ------------    ------------    ------------

CASH, END OF PERIOD ................   $       --      $         40    $       --      $         40
                                       ============    ============    ============    ============

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                        STATEMENTS OF CASH FLOWS
                                           FOR THE YEAR ENDED DECEMBER 31, 2002,

FOR THE PERIOD FROM APRIL 9, 2001  (INCEPTION) TO DECEMBER 31, 2001, AND FOR THE
                          THREE MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
--------------------------------------------------------------------------------


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
The Company entered into the following non-cash transactions during the year ended December 31, 2002:

o issued 339,325 shares of common stock to the Company's Board of Directors and related parties in exchange for services valued at $3,393.

o obtained the assets of a related party, including the rights to a contract with the United States Department of Defense, in exchange for a $750,000 note payable.

The Company entered into the following non-cash transactions during the period from April 9, 2001 (inception) to December 31, 2001:

o issued 60,000 shares of common stock to the Company's founders in exchange for services valued at $600.

o issued 750 shares of common stock to the office landlord in exchange for an extension to defer rent payments valued at $8.




   The accompanying notes are an integral part of these financial statements.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         Integrated Maritime Platforms International, Inc. (the "Company") was incorporated on April 9, 2001 in the state of Washington. The Company is engaged in the research of marine products and management services for governmental agencies and defense industries both domestically and internationally.


NOTE 2 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the year ended December 31, 2002 and the period from April 9, 2001 (inception) to December 31, 2001, the Company incurred net losses of $303,658 and $9,626, respectively, and it had negative cash flows from operations of $219,138 and $7,715, respectively. In addition, the Company had an accumulated deficit of $343,084 as of December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenue Recognition
         The Company generates its revenue from government contracts on a cost, plus fixed fee basis. The Company recognizes revenue when it bills the government for the costs incurred. Accordingly, revenue and costs of individual contracts are included in operations during the year in which they are incurred.

         Contract costs include all direct labor and benefits, materials, subcontract costs, and other direct costs.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Revenue Recognition (Continued)
         Contract costs also included overhead and general and administrative expenses. The Company bills the government for its overhead and general and administrative expenses during the year they are incurred using estimated provisional rates in the year the Company is billed. After an audit of the final rates for overhead and general and administrative expenses is conducted by the government, the Company will be billed or refunded by the government for rate adjustments, depending on whether these final rates are higher or lower than the provisional rates. The rate adjustment revenue will be recorded in the year the audit was completed.

         Contract
         The Company amortizes its contract based on the relationship of revenues recognized on the contract during the period to the total expected revenues under the contract. The maximum revenues to be generated from the contract are estimated to be $7,500,000. As of December 31, 2002 and March 31, 2003, the Company recognized revenues in the amounts of $86,910 and $46,135 (unaudited), respectively, from the contract and recorded amortization expense of $9,899 and $6,356
         (unaudited), respectively. Any balance remaining at the end of the contract will be expensed at that time.

         The contract expires in June 2006. The Company periodically reassess its revenue projections and amortization policies for the contract. In the event the contract expires prior to recognition of the estimated revenues, the entire amount will be recognized as an expense at that time.

         Fair Value of Financial Instruments
         The Company's financial instruments include accounts receivable, prepaid expenses and other current assets, book overdraft, accounts payable and accrued expenses, and notes payable. The book value of all other financial instruments are representative of their fair values.

         Research and Development Expenses
         Research and development costs are expensed as incurred and were $140,122, $0, $12,328 (unaudited), and $0 (unaudited) for the year ended December 31, 2002, the period from April 9, 2001 (inception) to December 31, 2001, and the three months ended March 31, 2003 and 2002, respectively.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income Taxes
         The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         Loss Per Share
         The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. The Company does not have any common stock equivalents.

         Estimates
         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Recently Issued Accounting Pronouncements
         In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Accounting Principles Board No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Recently Issued Accounting Pronouncements (Continued)
         In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The Company does not expect adoption of SFAS No. 147 to have a material impact, if any, on its financial position or results of operations.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. SFAS No. 148 will not have any impact on the Company's financial statements as management does not have any intention to change to the fair value method.


NOTE 4 - TRANSFER OF ASSETS

         On April 25, 2002, a related party assigned its contracts and intellectual property to the Company in exchange for a note payable totaling $750,000. The transaction was accounted for as a purchase.

         Specifically, the related party assigned all of the rights, title, and interest in and to the agreement between the Unmanned Surface Vehicle Consortium (the "Consortium") and Naval Undersea Warfare Center, Division Newport, Rhode Island ("NUWCDN"), concerning Research and Development of Undersea Warfare Combat Vehicle Prototypes (Contract N6604-01-9-1264) (the "Contract") and other agreements. The related party also assigned all of the rights, title, and interest in all of the intellectual property associated with multi-mission, reconfigurable craft, which included designs, drawings, specifications, trade names, trade secrets, and other intangible items. The Consortium consists of Northrop Grumman Corporation, a Delaware corporation, Raytheon Company, a Delaware corporation, and the Company.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 5 - CONTRACT

         On June 9, 2002, the Consortium was granted a contract with the United States Department of Defense (the "DoD"). The master contract between the Consortium and NUWCDN, concerning the Contract has a maximum value of $22,500,000 over the life of the Contract. Under the Contract, the Consortium is to bring to application and use certain undersea warfare combat vehicles and to explore other related applications for unmanned surface vehicles. The accounts receivable balances at December 31, 2002 and March 31, 2003 represented receivables from the DoD.


NOTE 6 - NOTES PAYABLE - RELATED PARTIES

         Notes payable - related parties at December 31, 2002 and March 31, 2003 consisted of the following:

                                                                                  March 31,        December 31,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Note payable - shareholder, non-interest-bearing,
                      due immediately.                                          $           130    $            130

                  Note payable - shareholder, non-interest-bearing,
                      due immediately.                                                      500                 500

                  Note payable - shareholder, non-interest-bearing,
                      due immediately.                                                    3,000               3,000

                  Notepayable  -  shareholder,  bearing a flat  interest  fee of
                      $2,700  payable at maturity on April 30, 2003,  secured by assigned receivables  totaling $17,700.  Upon default, the note will bear
                      interest at 1.25% per month.                                       14,750              17,700

                  Notepayable  -  shareholder,  bearing a flat  interest  fee of
                      $2,500  payable at maturity on April 20, 2004,  secured by assigned receivables  totaling $45,000.  Upon default, the note will bear
                      interest at 1.25% per month.                                       22,500                   -

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 6 - NOTES PAYABLE - RELATED PARTIES (CONTINUED)

                                                                                  March 31,        December 31,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)

                  Notepayable  -  shareholder,  bearing a flat  interest  fee of
                      $1,000  payable at maturity on February 15, 2003,  secured by assigned  receivables  totaling $26,192.  Upon default, the note will bear  interest at 1.25% per month.  The note was paid in full during the three months
                      ended March 31, 2003 (unaudited).                         $             -    $         25,193

                  Note payable - shareholder, bearing a flat interest
                      fee of $9,153 payable at maturity on February
                      27, 2003.  Additional interest will accumulate
                      as indicated by the difference between the
                      closing value of the common stock of Radix
                      Marine, Inc. (formerly, Modern Mfg. Services,
                      Inc.) effective November 21, 2002 and the
                      closing value of the common stock on the day
                      preceding each full or partial repayment of the
                      loan.  Upon default, the  note will bear interest
                      at 2% per month.  At March 31, 2003, the note
                      was in default (unaudited).                                         9,153              54,918

                  Note payable - shareholder, bearing a flat interest
                      fee of $6,800 payable at maturity on February
                      27, 2003.  Additional interest will accumulate
                      as indicated by the difference between the
                      closing value of the common stock of Radix
                      Marine, Inc. (formerly, Modern Mfg. Services,
                      Inc.) effective January 28, 2003 and the
                      closing value of the common stock on the day
                      preceding each full or partial repayment of the
                      loan.  Upon default, the  note will bear interest
                      at 2% per month.  At March 31, 2003, the note
                      was in default (unaudited).                                        33,400                   -

                  Notepayable - parent,  bearing  interest at prime as published by  Bank  of  America,  plus  2% per  annum,  maturing  on
                      December  31,  2002.  At March 31,  2003,  the note was in default
                      (unaudited).                                                      181,213             128,500

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 6 - NOTES PAYABLE - RELATED PARTIES (CONTINUED)

                                                                                  March 31,        December 31,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Notepayable - shareholder,  non-interest-bearing,  maturing on
                      April 25,  2005,  with  contingent  payments to be derived from a minimum of 20% of all monies  received  as a result of  investments  made in the Company  and profit  received from the Contract.  Should payment in full not be received by the due date, the Company will not
                      incur any penalties.                                      $       741,083    $        746,037
                                                                                ---------------    ----------------

                                                                                      1,005,729             975,978
                  Less current portion                                                  264,646             229,941
                                                                                ---------------    ----------------

                           LONG-TERM PORTION                                    $     741,083      $        746,037
                                                                                ===============    ================

         Future minimum payments of notes payable at December 31, 2002 and March 31, 2003 were as follows:

                      12 Months
                       Ending
                      March 31,
                      ---------

                      2004                         $        264,646
                      2005                                        -
                      2006                                  741,083
                                                   ----------------

                           TOTAL                   $      1,005,729
                                                   ================

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 7 - CONVERTIBLE NOTES PAYABLE - RELATED PARTY

         On March 5, 2003, the Company issued four convertible notes payable, each $5,000, in exchange for a total of $20,000. The notes bear interest of 5% per annum, and accrued principal and interest is due on June 30, 2003. The notes may be converted at the option of the holder into shares of Radix Marine, Inc. (formerly, Modern Mfg. Services, Inc.) common stock at a price per share of 50% of the 20 day trailing average closing price of the common stock. The holder's right to convert the note will be triggered upon the occurrence of any of the following: 1) completion of the initial financing after completion of a merger, 2) change in control of Radix Marine, Inc. (formerly, Modern Mfg. Services, Inc.), or 3) an initial public offering. As of March 31, 2003, the outstanding balance of the convertible notes payable was $20,000 (unaudited).


NOTE 8 - STOCKHOLDER'S DEFICIT

         During the year ended December 31, 2002, the Company issued 339,325 shares of common stock to the Company's Board of Directors and related parties in exchange for services valued at $3,393.

         During the period from April 9, 2001 to December 31, 2001, the Company issued 60,000 shares of common stock to the Company's founders for services valued at $600.

         During the period from April 9, 2001 to December 31, 2001, the Company issued 750 shares of common stock to the office landlord in exchange for an extension to defer rent payments valued at $8.

NOTE 9 - INCOME TAXES

         The Company has not incurred any income tax expense since inception. The actual tax benefit differs from the expected tax benefit computed by applying the United States federal corporate tax rate of 34% to loss before income taxes as follows for the year ended December 31, 2002, the period from April 9, 2001 (inception), and the three months ended March 31, 2003 and 2002:

                                                                                                       For the
                                                                                                    Period from
                                                                                      For the      April 9, 2001
                                               For the Three Months Ended Year Ended               (Inception) to
                                                             March 31,            December 31, December 31,
                                               ---------------------------------
                                                     2003             2002              2002             2001
                                               ---------------  ----------------  ---------------  ----------------
                                                (unaudited)

                  Expected tax benefit         $       (10,000) $         (5,000) $      (103,000) $         (3,000)
                  State income taxes,
                    net of federal benefit                (597)             (299)          (6,100)             (189)
                  Changes in valuation
                    allowance                           10,597             5,299          109,100             3,189
                                               ---------------  ----------------  ---------------  ----------------

                      TOTAL                    $             -  $              -  $             -  $              -
                                               ===============  ================  ===============  ================

         The following table summarizes the significant components of the Company's deferred tax assets at December 31, 2002 and March 31, 2003:

                                                                                  March 31,        December 31,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Deferred tax asset
                      Net operating loss carryforwards                          $        10,000    $        103,000
                  Valuation allowance                                                   (10,000)           (103,000)
                                                                                ---------------    ----------------

                           NET DEFERRED TAX ASSET                               $             -    $              -
                                                                                ===============    ================

         The Company recorded an allowance of 100% for its net operating loss carryforwards due to the uncertainty of their realization. A provision for income taxes has not been provided in these financial statements due to the net loss. At December 31, 2002, the Company had operating loss carryforwards of approximately $343,100, which begin expiring in 2019.

                                                             INTEGRATED MARITIME
                                                   PLATFORMS INTERNATIONAL, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002 AND MARCH 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE 10 - RELATED PARTY TRANSACTIONS

         On April 25, 2002, a related party assigned various assets to the Company in exchange for a note payable totaling $750,000.

         The Company rents its primary offices from a shareholder on a month-to-month basis. As of December 31, 2002 and March 31, 2003, the Company has not paid any rent (unaudited). Included in accounts payable and accrued expenses at December 31, 2002 and March 31, 2003 is $6,250 and $10,000 (unaudited), respectively, for accrued rent to this shareholder.

         During the year ended December 31, 2002, the period from April 9, 2001 (inception), and the three months ended March 31, 2003 and 2002, the Company received $128,500, $0, $52,713 (unaudited), and $0 (unaudited), respectively, in advances from its parent.


NOTE 11 - SUBSEQUENT EVENTS

         Merger Agreement
         On April 4, 2003, the Company signed a merger agreement with Radix Marine, Inc. (formerly, Modern Mfg. Services, Inc.), a Nevada corporation and publicly traded company (the "Parent"), and Modern Acquisition Co., a Washington corporation and wholly owned subsidiary of the Parent (the "Merger Sub"). The Merger Sub will merge into the Company, and the Merger Sub will cease to exist. The Company will be the only surviving wholly owned subsidiary of the Parent.

         This agreement nullified and voided the "Certain Share Exchange Agreement" dated September 18, 2002 between the parties. Each share of common stock of the Company issued and outstanding immediately prior to the date of signing the agreement was exchanged on a 1-for-1 basis with each share of common stock of the Merger Sub. Thereafter, each share of the Company was automatically converted into the right to receive 10 shares of common stock at a par value of $0.001 of the Parent. Immediately after the conversions, the aggregate number of shares of the Parent's common stock issuable to the Company was equal to approximately 15% of the Parent's total outstanding common stock.

(b)      Pro Forma Financial Information
         Pro forma financial statements for the three-month periods ended March 31, 2003 and 2002 are attached as Exhibit 99.1

(C) EXHIBITS.

2.1      Agreement and Plan of Merger dated April 4, 2003.
99.1 Pro-forma financial statements for the three-month periods ended March 31, 2003 and 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Radix Marine, Inc.
                                             (Name of Registrant)

Date:  June 18, 2003                By:   /s/ Kathy Bright
                                          -------------------------------------
                                              Kathy Bright
                                              President

                                INDEX TO EXHIBITS

Exhibit Number      Description

--------------      -----------
2.1                 Agreement and Plan of Merger dated April 4, 2003.
99.1                Pro-forma financial statements for the three-month periods ended March 31, 2003 and 2002.